                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A ("Registration Statement") of our report dated
February 12, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of The Prudential Series Fund, Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
April 24, 2002